EXHIBIT 99.2

HBIO Announces Details of Approved Spin-Off of Harvard Apparatus Regenerative Technology, Inc.

Record Date for Share Distribution Set for October 21, 2013

HOLLISTON, Mass., Oct. 16, 2013 (GLOBE NEWSWIRE) -- The Board of Directors of Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer, and marketer of a broad range of tools to advance life science research and regenerative medicine, has approved the spin-off of its wholly owned regenerative medicine device subsidiary, Harvard Apparatus Regenerative Technology, Inc., or HART.

To implement the spin-off distribution, Harvard Bioscience will distribute all of its shares of HART common stock on a pro rata basis to those stockholders that hold Harvard Bioscience common stock at the close of business on October 21, 2013, the Record Date for the distribution. Each such shareholder of Harvard Bioscience common stock will receive one share of HART common stock for every four shares of Harvard Bioscience common stock that such shareholder holds at the close of business on the Record Date. The distribution will be effective as of November 1, 2013. As a result of the spin-off, Harvard Bioscience will no longer own any shares of HART common stock and HART will be an independent public company.

The dividend of HART common stock will be issued in book-entry form only, which means that no physical HART stock certificates will be issued. Harvard Bioscience will not distribute any fractional shares of HART's common stock. Instead the transfer agent, Registrar & Transfer Company, will aggregate fractional shares into whole shares, sell the whole shares in the open market and distribute the aggregate net cash proceeds of the sales pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. Harvard Bioscience stockholders will not be required to make any payment; surrender or exchange their shares of Harvard Bioscience common stock; or, take any other action to receive shares of HART common stock.

For additional information, stockholders should contact Registrar & Transfer Company by e-mail at info@rtco.com or by phone at 800-456-0596. Prior to the Distribution Date, a comprehensive information statement will be mailed to Harvard Bioscience stockholders of record on the Record Date.

Harvard Bioscience expects a "when issued" public market for HART common stock to begin on or about October 21, 2013 on the NASDAQ Capital Market under the ticker symbol "HART." Following the spin-off, "regular way" trading of HART common stock is expected to start on November 4, 2013 under that "HART" ticker symbol. Harvard Bioscience's common stock will continue to trade on the NASDAQ Global Market under the symbol "HBIO." If Harvard Bioscience stockholders sell shares of their Harvard Bioscience common stock in the "regular way" market after the Record Date but prior to the Distribution Date, they may also be selling the right to receive shares of HART common stock in connection with those shares. Investors are advised to consult with their financial advisors about selling their shares of Harvard Bioscience common stock on or before the Distribution Date.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the intention to consummate the spin-off of Harvard Apparatus Regenerative Technology, the related Form 10 filing with the SEC and NASDAQ Capital Market listing and the availability of a market for the HART securities. These statements involve risks and uncertainties, including among other things, market and other conditions that may cause results to differ materially from the statements set forth in this press release. There can be no assurance that such statements and information will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements and information. The forward-looking statements in this press release speak only as of the date of this press release. Harvard Bioscience expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site, http://www.harvardbioscience.com.

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CONTACT: Jeffrey Duchemin
         Chief Executive Officer
         jduchemin@harvardbioscience.com
         Tel: 508 893 8999
         Fax: 508 892 6135

         David Green
         President
         dgreen@harvardbioscience.com

         Tom McNaughton
         CFO
         tmcnaughton@harvardbioscience.com